EXHIBIT 99.1

Arbutus Announces Corporate Update and Third Quarter 2017 Financial Results

Strategic Investment from Roivant Extends Cash Runway
Combination Study for ARB-1467 Starting in 4Q17
Company to Host a Corporate Update Conference Call Today at 4:15 PM ET

VANCOUVER, British Columbia and WARMINSTER, Pa., Nov. 02, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its third quarter 2017 unaudited financial results and provided a corporate update.

"We've achieved major milestones this quarter to advance our HBV pipeline," said Dr. Mark J Murray, Arbutus’ President and CEO. “Our novel clinical candidate ARB-1467 is advancing into a combination study with HBV standard of care tenofovir and pegylated interferon to potentially drive durable loss of HBV DNA and HBV s-antigen (HBsAg) in patients. A strategic financing from our largest shareholder, Roivant Sciences Ltd. (Roivant), strengthens our financial position and extends our cash runway to further advance and validate our strategy of curing chronic HBV through a combination regimen."

Recent Highlights and Developments

  LNP licensee Alnylam announced positive Phase III results for LNP-enabled patisiran program, which met its primary efficacy endpoint and all secondary endpoints. Arbutus to receive single digit royalties on sales of patisiran. A New Drug Application (NDA) filing is anticipated in 2017.
  Licensing transaction completed with Gritstone Oncology (Gritstone) to access Arbutus' LNP delivery technology to deliver RNA-based neoantigen immunotherapy products. Gritstone will pay Arbutus an upfront payment, payments for achievement of development, regulatory and commercial milestones, royalties, and reimburse Arbutus for technology development, manufacturing, and regulatory support.
  On October 16, 2017, Arbutus closed the issue and sale of 500,000 Series A participating convertible preferred shares to Roivant, plus 8.75% per annum compounded annually (subject to mandatory conversion in 4 years at $7.13 per share - 15% premium at closing), for gross proceeds of $50 million (Tranche 1), representing the first of two tranches of preferred shares comprising the previously announced $116.4 million strategic investment by Roivant in Arbutus. Arbutus is expected to close the remaining amount of $66.4 million (Tranche 2) by the end of 4Q17, subject to customary closing conditions including regulatory and shareholder approvals, as applicable, under Canadian securities law.
  Top-line results reported for ARB-1467 Phase II Cohort 4 (bi-weekly dosing): all twelve patients experienced reductions in serum HBsAg (average reduction of 1.4 log10, 64% of evaluable patients met the predefined response criteria of HBsAg ≤1000 IU/mL with ≥1 log10 decline during the first 10 weeks of treatment, and 71% of patients who met the response criteria had their serum HBsAg reduced to low absolute levels (below 50 IU/mL) during the bi-weekly dosing period. Results have informed the design of the combination study with ARB-1467, tenofovir, and pegylated interferon that will start later this year. Initial results for the monthly dosing extension suggest that monthly dosing is not sufficient to maintain or improve upon these reductions in HBsAg levels so Arbutus has discontinued the monthly extension and the next study will utilize bi-weekly dosing.
  Top-line results from the healthy volunteer study of AB-423 show that it has been generally well-tolerated with no serious adverse events following single doses up to 800mg. AB-423’s favorable safety and pharmacokinetics (PK) profile following single doses supported further evaluation of multiple-dose administration of AB-423, which is now complete and will be followed by a multi-dosing study in HBV patients, which is expected to start in 1Q18.
  2 oral presentations and 5 posters presented at the 2017 AASLD Liver Meeting confirm Arbutus' LNP siRNA (ARB-1467) drove significant reductions in serum HBsAg levels, and capsid inhibitors (AB-423 and AB-506) and HBV RNA destabilizer (AB-425) have significant potential to contribute to future curative combination treatment regimens.
  Dr. Michael Sofia, Arbutus' Chief Scientific Officer, was awarded the Research & Development Council of New Jersey's highest award, the 2017 Edison Patent Award Science & Technology Medal.

Phase II Triple Combination Study of ARB-1467

Arbutus will initiate a Phase II triple combination, multi-dose study with ARB-1467, tenofovir, and pegylated interferon to maximize reduction of HBsAg and evaluate the importance of immune stimulation in patients who have achieved low HBV DNA and HBsAg levels. This study will enroll 20 HBeAg- patients who will receive 30-weeks of bi-weekly dosing of ARB-1467 at 0.4 mg/kg and daily tenofovir. Predefined treatment responders at 6-weeks will qualify for the addition of weekly pegylated interferon treatment while continuing to receive bi-weekly doses of ARB-1467 and daily tenofovir for the remaining 24-weeks. The study will conclude with a 24-week post-treatment follow-up period. Interim on-treatment results from this study are expected in the second half of 2018, followed by final results in 2019.

Upcoming Milestones

  4Q17: Alnylam expected to file NDA application for patisiran (Arbutus to receive royalties on sales).
  4Q17: Initiate 30-week Phase II triple combination study of ARB-1467 tenofovir, and pegylated interferon.
  4Q17: Close of Tranche 2, subject to shareholder approval, for remaining amount ($66.4 million) of strategic investment from Roivant.
  1Q18: Initiate AB-423 Phase II multi ascending dose (MAD) study in HBV patients.
  Mid-2018: AB-506 IND (or equivalent) filing.
  Mid-2018: AB-452 IND (or equivalent) filing.
  Mid-2018: Results from AB-423 multi-dosing study in HBV patients.
  2H18: Interim on-treatment results from triple combination study of ARB-1467, tenofovir, and pegylated interferon.
  2018: Expected FDA approval decision for Alnylam's patisiran.

Financial Results

Cash, Cash Equivalents and Investments

As at September 30, 2017, Arbutus had cash, cash equivalents, short-term investments and restricted investments totaling $100.8 million, as compared to $143.2 million at December 31, 2016.

On October 16, 2017, the Company closed Tranche 1 for the issue and sale of 500,000 Preferred Shares to Roivant for gross proceeds of $50 million. Arbutus is expected to close Tranche 2, subject to shareholder approval, for the remaining amount of $66.4 million by 4Q17 for total gross proceeds of $116.4 million, subject to customary closing conditions including regulatory and shareholder approvals, as applicable, under Canadian securities law. For further details with respect to the Preferred Shares, please refer to Arbutus’ Form 8-K filed with the U.S. Securities and Exchange Commission on October 3, 2017 or Arbutus’ material change report filed with the Canadian securities regulatory authorities on SEDAR on October 5, 2017.

Net Loss

For Q3 2017, the net loss was $11.6 million ($0.21 basic and diluted loss per common share) as compared to a net loss of $19.6 million ($0.37 basic and diluted loss per common share) for Q3 2016. The net loss for the nine-months ended September 30, 2017 was $48.5 million ($0.89 basic and diluted loss per common share) as compared to a net loss of $165.5 million ($3.15 basic and diluted loss per common share) for the nine-months ended September 30, 2016.

Non-GAAP Net Loss

The non-GAAP net loss for Q3 2017 was $9.6 million ($0.17 loss per common share) as compared to a non-GAAP net loss of $16.6 million ($0.31 per common share) for Q3 2016. The non-GAAP net loss for the nine-months ended September 30, 2017 was $40.5 million ($0.74 loss per common share) as compared to a non-GAAP net loss of $45.0 million ($0.86 loss per common share) for the nine-months ended September 30, 2016. The non-GAAP net loss for Q3 2017 has been adjusted to exclude non-cash compensation expense in connection with certain share repurchase provisions arising from the merger with Arbutus Inc. in March 2015.

Revenue

Revenue was $6.9 million in Q3 2017 as compared to $0.8 million in Q3 2016.

In March 2017, Arbutus signed a License Agreement with Alexion that granted them exclusive use of the Company's proprietary lipid nanoparticle (LNP) technology in one of Alexion's rare disease programs. Licensing fee revenue recognized in Q3 2017 relates to the non-refundable upfront payment of $7.5 million for the use of Arbutus' technology. In addition, Arbutus recognized revenue for services provided to Alexion related to technology development, manufacturing and regulatory support for the advancement of Alexion's mRNA product candidate. In July 2017, the Company received notice of termination from Alexion for the LNP license agreement. Therefore, Arbutus recorded the remaining deferred revenue for the non-refundable upfront payment as well as any revenue for any work done related to closeout procedures in Q3 2017.

Revenue in Q3 2016 related primarily to the Dicerna license and collaboration that was terminated in November 2016.

In addition, Arbutus has ongoing license agreements with Alnylam and Spectrum, under which Arbutus is eligible to receive commercial royalties.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $15.5 million in Q3 2017 as compared to $15.7 million in Q3 2016.

R&D expenses remained consistent in Q3 2017 and Q3 2016.  The Company's R&D expenses predominantly relate to its HBV programs during both periods.  Arbutus initiated a Phase I clinical trial for AB-423 in Q1 2017 and continues to incur costs related to the Company's clinical trials for ARB-1467 as well as costs for IND enabling studies for the Company's recent candidate nominations - a second capsid inhibitor (AB-506) and an HBV RNA destabilizer (AB-452), as well as costs related to research and preclinical studies for the Company's other HBV programs.

General and Administrative

General and administrative expenses were $3.7 million in Q3 2017, consistent with $3.7 million in Q3 2016.

Outstanding Shares

The Company had 55.0 million common shares issued and outstanding and 60.4 million shares on a fully diluted basis as at September 30, 2017.  Subsequent to September 30, 2017, Roivant Sciences Ltd. completed its initial purchase of 500,000 convertible preferred shares, which will be mandatorily convertible into 7,037,839 common shares on October 16, 2021.  Assuming that the convertible preferred shares were converted on October 16, 2017 (the closing date of the issuance of the convertible preferred shares), the Company would have had 62,089,834 common shares outstanding at October 16, 2017.

Other Income (Losses)

The Company continues to incur substantial expenses and hold a portion of its cash and investment balances in Canadian dollars, and as such, will remain subject to risks associated with foreign currency fluctuations. During Q3 2017, Arbutus recorded a foreign exchange gain of $1.2 million, which is primarily an unrealized gain related to an appreciation in the value of the Company's Canadian dollar funds from the previous period, when converted to the Company's functional currency of U.S. dollars.

Contingent consideration is a liability assumed by the Company from acquiring Arbutus Inc. in March 2015. In Q3 2017 Arbutus recorded and increase in the fair value of contingent consideration of $0.2 million. In general, increases in the fair value of the contingent consideration are related to the progress of the Company's programs as they get closer to triggering contingent payments.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

	September 30,	December 31,
	2017	2016

Cash and cash equivalents	$15.2	$23.4
Short-term investments	73.0	107.1
Accounts receivable	0.8	0.3
Other current assets	1.8	1.8
Restricted investments	12.6	12.6
Property and equipment, net	12.6	6.9
Intangible assets	99.4	99.4
Goodwill	24.4	24.4
Total assets	$239.8	$275.9
Accounts payable and accrued liabilities	6.4	9.8
Deferred lease inducements, net of current portion	0.7	0.0
Warrant liability	—	0.1
Liability-classified options	1.8	0.6
Loan payable	12.0	12.0
Contingent consideration	10.2	9.1
Deferred tax liability	41.3	41.3
Total stockholders’ equity	167.4	203.0
Total liabilities and stockholders’ equity	$239.8	$275.9

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net loss for the period	$(11.6)	$(19.6)	$(48.5)	$(165.5)
Net cash used in operating activities	(15.6)	(14.7)	(38.3)	(43.1)
Net cash provided by (used in) investing activities	5.3	(0.9)	27.1	(99.8)
Net cash provided by financing activities	0.0	0.0	0.4	0.6
Effect of foreign exchange rate changes on cash & cash equivalents	1.3	(0.8)	2.6	2.1
Net increase (decrease) in cash and cash equivalents	$(9.0)	$(16.4)	$(8.2)	$(140.2)
Cash and cash equivalents, beginning of period	24.2	43.0	23.4	166.8
Cash and cash equivalents, end of period	$15.2	$26.6	$15.2	$26.6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Total revenue	$6.9	$0.7	$8.2	$1.7
Operating expenses
Research, development, collaborations and contracts	15.5	15.7	44.9	44.1
General and administrative	3.7	3.7	12.6	34.7
Depreciation of property and equipment	0.6	0.3	1.4	0.8
Impairment of intangible assets	0.0	0.0	0.0	156.3
Loss from operations	(12.9)	(19.0)	(50.7)	(234.2)
Other income (losses)	1.3	(0.6)	2.2	3.9
Income tax benefit	0.0	0.0	0.0	64.9
Net loss	$(11.6)	$(19.6)	$(48.5)	$(165.5)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE (in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net loss	$(11.6)	$(19.6)	$(48.5)	$(165.5)
Adjustment:
Compensation expense of expired repurchase provision rights	2.0	3.0	8.0	29.0
Impairment of intangible assets (net of tax benefit)	0.0	0.0	0.0	91.4
Non-GAAP net loss	$(9.6)	$(16.6)	$(40.5)	$(45.1)

GAAP net loss per common share	$(0.21)	$(0.37)	$(0.89)	$(3.15)
Non-GAAP net loss per common share	$(0.17)	$(0.31)	$(0.74)	$(0.86)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The Company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the Company expects it to occur as part of its normal business on a regular basis. In the three months ended September 30, 2017, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc. The Company believes that the exclusion of this item provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of this item is important in comparing current results with prior period results and understanding projected operating performance.

Conference Call Today

Arbutus will hold a conference call and webcast today, Thursday, November 2, 2017 at 1:15 PM Pacific Time (4:15 PM Eastern Time) to provide a corporate update. A live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 1177108.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Proxy Statement Information

IN CONNECTION WITH TRANCHE 2, ARBUTUS WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING TRANCHE 2.

A definitive proxy statement will be sent or made available to stockholders of Arbutus seeking their approval of certain aspects of Tranche 2 and related transactions. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Arbutus with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Arbutus may also be obtained free of charge by directing a request to Arbutus Biopharma Corporation, Investor Relations, 100 - 8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8, Telephone: 604.419.3200 or from Arbutus Biopharma Corporation’s website, www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about the potential for ARB-1467 to drive durable loss of HBV DNA and HBV s-antigen (HBsAg) in patients; a strategic financing from Roivant strengthening our financial position; receiving single digit royalties on sales of patisiran, with an NDA anticipated in 2017;  anticipated payments from Gritstone under the licensing transaction; closing of Tranche 2 with Roivant for the remaining amount of $66.4 million by 4Q17 for total gross proceeds of $116.4 million; the filing by the Company of a proxy statement with respect to Tranche 2; a combination study with ARB-1467, tenofovir, and pegylated interferon that will start later this year; the expected start of an AB-423 multi-dosing study in HBV patients in 1Q18; a Phase II triple combination, multi-dose study with tenofovir and pegylated interferon, with interim results from this study expected in the second half of 2018, followed by final results in 2019; an Alnylam presentation of  Phase III APOLLO results for patisiran at the European ATTR Amyloidosis Meeting in November 2017, with Arbutus to receive royalties on sales; Alnylam expected to file NDA application for patisiran in 4Q17, with Arbutus to receive royalties on sales; initiating a 30-week Phase II study of ARB-1467 in combination with tenofovir and pegylated interferon in 4Q17; initiating an AB-423 Phase II multi ascending dose (MAD) study in HBV patients in 1Q18; an IND (or equivalent) filing for AB-506 in mid-2018; an IND (or equivalent) filing for AB-452 in mid-2018; results from AB-423 multi-dosing study in HBV patients, in mid-2018; interim results from triple combination study of ARB-1467, tenofovir, and pegylated interferon in 2H18; expected FDA approval decision for Alnylam's patisiran in 2018; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: meeting the conditions to close Tranche 2 of the Roivant Investment (including shareholder approval); the timely receipt of expected payments; the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: expected payments, financings, and royalties may not be as large or as timely as expected, if at all; Tranche 2 of the Roivant investment may not close on the terms and timing currently anticipated, or at all; the use of the proceeds from the Roivant investment may not achieve their intended results; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. In addition, a further discussion with respect to the risks and uncertainties related to Tranche 2 of the Roivant investment will appear in Arbutus Management Proxy Circular and Proxy Statement on Form 14A, which will be available at www.sedar.com and www.sec.gov once filed. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Bruce Cousins
Executive Vice President and Chief Financial Officer
Phone: 604-419-3200
Email: bcousins@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com